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                                                                    Exhibit 16.1


(AA LLP Letterhead)

May 8, 2002


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.

Washington, D.C. 20549

Dear Sir/Madam:

We have read the first, second, third, fourth and sixth paragraphs of Item 4 included in the Form 8-K/A dated May 8, 2002 of Metawave Communications Corporation filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP